Exhibit 99.1

GREEN PLAINS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

Introduction and Basis of Presentation

On October 8, 2018, Green Plains Inc. (the “Company”) entered into an asset purchase agreement for the sale of three ethanol plants located in Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan, and certain related assets from subsidiaries, to Valero Renewable Fuels Company, LLC (“Valero”) for the sale price of $319.8 million, including net working capital and other adjustments (the “Valero Transaction”). Correspondingly, the Company entered into a separate asset purchase agreement with Green Plains Partners LP (the “Partnership”) for $120.9 million (the “Partnership Transaction”) to acquire the related storage assets to be disposed of in the sale to Valero and convey 460 of the 3,500 railcars leased by the Partnership to the Company. The transactions were previously described in a Current Report of the Partnership on Form 8-K filed with the United States Securities and Exchange Commission on October 10, 2018. On November 15, 2018, the Company closed on both the Partnership Transaction and the Valero Transaction. The Company received as consideration from Valero approximately $319.8 million, while the Partnership received as consideration from the Company 8.7 million Partnership units and a portion of the general partner interest equating to 0.2 million hypothetical limited partner units to maintain the general partner’s 2% interest. In addition, the Partnership also received as additional consideration approximately $2.6 million in cash related to the present value gain on railcars transferred, subject to certain post-closing adjustments.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, of the Company is presented as if the Valero Transaction and the Partnership Transaction had occurred on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and for the year ended December 31, 2017, are presented as if such events had occurred on January 1, 2017.

The unaudited pro forma condensed consolidated balance sheet and statements of operations included herein are for informational purposes only and are not necessarily indicative of the results that might have occurred had the Valero Transaction and the Partnership Transaction taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time these unaudited pro forma condensed consolidated financial statements were prepared. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the Valero Transaction and the Partnership Transaction.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes in addition to the following:

•the historical financial statements of the Company as of and for the year ended December 31, 2017, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

•the historical unaudited financial statements of the Company as of and for the nine months ended September 30, 2018, and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

GREEN PLAINS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(in thousands)

			Pro Forma
	Green	Disposition of	Adjustments		Pro Forma
	Plains Inc.	Ethanol Plants	(Note 2)		Consolidated

ASSETS
Current assets
Cash and cash equivalents	$171,674	$(3,622)	$319,829	(a)	$224,320
			(271,023)	(b)
			218	(c)
Restricted cash	62,797	8,252	-		54,545
Accounts receivable, net	134,950	4,314	-		130,636
Income taxes receivable	13,211	-	(15)	(d)	13,196
Inventories	765,198	30,514	-		734,684
Prepaid expenses and other	15,529	1,076	-		14,453
Derivative financial instruments	24,254	4,649	-		19,605
Total current assets	1,187,613	45,183	49,009		1,191,439
Property and equipment, net	1,143,551	184,476	-		959,075
Goodwill	182,879	6,188	-		176,691
Other assets	170,791	4,897	-		165,894
Total assets	$2,684,834	$240,744	$49,009		$2,493,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$155,663	$8,012	$-		$147,651
Accrued and other liabilities	47,955	5,437	-		42,518
Derivative financial instruments	41,725	3,841	-		37,884
Short-term notes payable and other borrowings	556,566	-	(21,023)	(b)	535,543
Current maturities of long-term debt	65,614	-	-		65,614
Total current liabilities	867,523	17,290	(21,023)		829,210

Long-term debt	767,177	-	(250,000)	(b)	523,933
			6,756	(e)
Deferred income taxes	21,764	25,272	3,713	(d)	205
Other liabilities	14,235	4,662	-		9,573
Total liabilities	1,670,699	47,224	(260,554)		1,362,921

Stockholders' equity
Common stock	47	-	-		47
Additional paid-in capital	695,143	-	-		695,143
Retained earnings	276,083	193,520	309,563	(f)	392,126
Accumulated other comprehensive loss	(17,176)	-	-		(17,176)
Treasury stock	(55,184)	-	-		(55,184)
Total Green Plains stockholders' equity	898,913	193,520	309,563		1,014,956
Noncontrolling interests	115,222	-	-		115,222
Total stockholders' equity	1,014,135	193,520	309,563		1,130,178
Total liabilities and stockholders' equity	$2,684,834	$240,744	$49,009		$2,493,099

GREEN PLAINS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(in thousands, except per share amounts)

			Pro Forma
	Green	Disposition of	Adjustments		Pro Forma
	Plains Inc.	Ethanol Plants	(Note 2)		Consolidated
Revenues
Product revenues	$3,589,981	$421,866	$-		$3,168,115
Service revenues	6,185	-	-		6,185
Total revenues	3,596,166	421,866	-		3,174,300

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	3,301,587	401,165	-		2,900,422
Operations and maintenance expenses	33,448	3,915	-		29,533
Selling, general and administrative expenses	112,024	6,084	-		105,940
Depreciation and amortization expenses	107,361	21,056	-		86,305
Total costs and expenses	3,554,420	432,220	-		3,122,200
Operating income (loss)	41,746	(10,354)	-		52,100

Other income (expense)
Interest income	1,597	11	-		1,586
Interest expense	(90,160)	-	18,621	(g)	(71,539)
Other, net	3,666	2,759	-		907
Total other income (expense)	(84,897)	2,770	18,621		(69,046)
Income (loss) before income taxes	(43,151)	(7,584)	18,621		(16,946)
Income tax benefit (expense)	124,782	29,305	(7,020)	(d)	88,457
Net income	81,631	21,721	11,601		71,511
Net income attributable to noncontrolling interests	20,570	305	-		20,265
Net income attributable to Green Plains	$61,061	$21,416	$11,601		$51,246

Earnings per share:
Net income attributable to Green Plains - basic	$1.56				$1.31
Net income attributable to Green Plains - diluted	$1.47				$1.27
Weighted average shares outstanding:
Basic	39,247				39,247
Diluted	50,240				50,240

GREEN PLAINS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(in thousands, except per share amounts)

			Pro Forma
	Green	Disposition of	Adjustments		Pro Forma
	Plains Inc.	Ethanol Plants	(Note 2)		Consolidated
Revenues
Product revenues	$3,027,678	$330,850	$-		$2,696,828
Service revenues	4,546	-	-		4,546
Total revenues	3,032,224	330,850	-		2,701,374

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	2,835,344	310,765	-		2,524,579
Operations and maintenance expenses	23,564	2,562	-		21,002
Selling, general and administrative expenses	80,817	4,138	(218)	(c)	76,461
Depreciation and amortization expenses	84,010	16,890	-		67,120
Total costs and expenses	3,023,735	334,355	(218)		2,689,162
Operating income (loss)	8,489	(3,505)	218		12,212

Other income (expense)
Interest income	2,136	9	-		2,127
Interest expense	(67,548)	-	15,016	(g)	(52,532)
Other, net	2,362	1	-		2,361
Total other income (expense)	(63,050)	10	15,016		(48,044)
Loss before income taxes	(54,561)	(3,495)	15,234		(35,832)
Income tax benefit (expense)	31,438	5,429	(3,728)	(d)	22,281
Net income (loss)	(23,123)	1,934	11,506		(13,551)
Net income attributable to noncontrolling interests	14,457	238	-		14,219
Net income (loss) attributable to Green Plains	$(37,580)	$1,696	$11,506		$(27,770)

Earnings per share:
Net loss attributable to Green Plains - basic	$(0.94)				$(0.69)
Net loss attributable to Green Plains - diluted	$(0.94)				$(0.69)
Weighted average shares outstanding:
Basic	40,189				40,189
Diluted	40,189				40,189

GREEN PLAINS INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BASIS OF PRESENTATION

See “Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements. For the purpose of this pro forma analysis, the sale price, including estimated working capital adjustments, have been allocated. Finalization of working capital adjustments is not expected to materially impact the adjustments shown above.

2.	PRO FORMA ADJUSTMENTS

Adjustments under the heading “Pro Forma Adjustment” in the accompanying pro forma condensed consolidated financial statements represent the following:

(a)	Reflects cash received at closing on the sale of the ethonal plants, including working capital considerations.
(b)	Reflects the actual re-payment of debt that occurred upon closing.
(c)	Reflects the reversal of transaction costs incurred through September 30, 2018.
(d)	Reflects the income tax impact related to interest savings as a result of repayment of debt.
(e)

Reflects the write-off of a portion of debt issuance costs totaling $6.8 million, which is not presented in the pro forma condensed consolidated statement of operations as it is nonrecurring in nature and will not have a continuing impact on the Company.

(f)

Reflects the impact on equity related to the cash received at closing on the sale of the ethanol plants,  the gain on the sale of the ethanol plants of $96.6 million and the reversal of transaction costs incurred through September 30, 2018. The gain on the sale of the ethanol plants is not presented in the pro forma condensed consolidated statement of operations as it is nonrecurring in nature and will not have a continuing impact on the Company.

(g)

Reflects the interest foregone as a result of repayment of debt. For the periods ended December 31, 2017 and September 30, 2018, the weighted average interest rate on the debt repaid was approximately 6.9% and 7.4%, respectively.